UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2007

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA 98101-1693
(Address of principal executive offices, including zip code)

(800) 973.6223
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2007, James E. Gilleran submitted his resignation as President and Chief Executive Officer of the Federal Home Loan Bank of Seattle (the "Seattle Bank") to the Seattle Bank's Board of Directors, effective April 30, 2007. The resignation of Mr. Gilleran is not the result of any disagreement with the Seattle Bank on any matter relating to its operations, policies or practices. Mr. Gilleran and the Seattle Bank are discussing arrangements whereby Mr. Gilleran will continue as a consultant to the Seattle Bank from May 1, 2007 through December 31, 2007.

To succeed Mr. Gilleran, on February 20, 2007, the Seattle Bank's Board of Directors elected Richard M. Riccobono, the Seattle Bank's Executive Vice President, Chief Operating Officer, as President and Chief Executive Officer of the Seattle Bank, effective May 1, 2007.

Mr. Riccobono is 49 years old and has served as Executive Vice President, Chief Operating Officer of the Seattle Bank since August 2005. From 1989 until July 2005, Mr. Riccobono served at the Office of Thrift Supervision ("OTS"), an office of the Department of the Treasury of the United States which regulates the thrift industry. He became deputy director of the OTS in 1998 and served as acting director prior to leaving the OTS to join the Seattle Bank in July 2005. Prior to his tenure at the OTS, Mr. Riccobono served in various positions at the Federal Home Loan Bank of Atlanta and the Federal Home Loan Bank of Boston.

Mr. Riccobono's current employment agreement with the Seattle Bank will remain in place until April 30, 2007. The Seattle Bank intends to enter into a new employment arrangement with Mr. Riccobono that will be effective on May 1, 2007. This arrangement has not been finally determined, but will be described in a subsequent filing when it is finalized.

Item 7.01. Regulation FD Disclosure

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of a press release issued by the Seattle Bank on February 21, 2007, announcing the resignation of Mr. Gilleran and the appointment of Mr. Riccobono. The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release of Federal Home Loan Bank of Seattle issued on February 21, 2007 regarding the resignation of James E. Gilleran and the appointment of Richard M. Riccobono.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: February 21, 2007	By: /s/ Sheryl A. Symonds
Sheryl A. Symonds Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No. Description

99.1 Press Release, dated February 21, 2007, issued by the Federal Home Loan
Bank of Seattle